UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 23, 2007

UNICO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

(Address of principal executive offices)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mr. Richard Belliston has resigned as a director of Unico, Incorporated (the “Company”) for personal reasons.  His resignation letter was received by the Company on May 23, 2007, and it was accepted by the Company’s Board of Directors on May 25, 2007.   A copy of Mr. Belliston’s resignation letter is attached to this report as Exhibit 17.1.

Effective May 23, 2007, the Board of Directors appointed C. Wayne Hartle as a director of the Company to fill the vacancy created by the resignation of Mr. Belliston.

C. Wayne Hartle, age 70, has served as the Secretary of the Company since 1990. Mr. Hartle also served as a director of the Company from 1990 until July, 2004 when he resigned.  Mr. Hartle has owned and operated Wayne's Service Center, an automobile repair and service business in Salt Lake City, Utah, for more than the past five years. Mr. Hartle is the former chief financial officer of Energy and Corrosion Research Company from 1979 to 1981. Mr. Hartle received a degree from Henagers Business College in Salt Lake City, Utah.

 ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Description of Exhibit	Exhibit Number
Resignation Letter of Richard Belliston	17.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	UNICO INCORPORATED /s/ Mark Lopez
Mark Lopez, Chief Executive Officer

EXHIBIT 17.1

144 West Penman Lane

Bountiful, Utah 84010

May 18, 2007

Mr. Ray C. Brown

Chairman of the Board of Directors

Unico, Inc.

P.O. Box 777

Magalia, California 95954

Dear Ray:

The purpose of this letter is to submit my resignation as a member of the Board of Directors of Unico, Inc.

I am resigning because of personal reasons.

Thank you for good times we have had talking and meeting together. I hope our friendships can continue to exist.

Please accept my resignation as of the date of this letter.

Sincerely,

/s/ Richard Belliston

Richard Belliston

CC:

Mark Lopez

Robert N. Wilkinson, Esq.